UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 17, 2011

MANTRA VENTURE GROUP LTD.
(Exact name of registrant as specified in its charter)

British Columbia	n/a	26-0592672
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

#4 2119 152nd Street
Surrey, British Columbia, Canada	V4A 4N7
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (604) 535-4145

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01      Entry into Material Definitive Agreement

Item 3.02      Unregistered Sales of Equity Securities

Item 5.02      Departure of Directors or Principal Officers; Appointment of Principal Officers

On May 17, 2011, we entered into a director agreement with Elden Schorn. As compensation, under the agreement, we granted stock options to Mr. Schorn to purchase up to 500,000 shares of our common stock at a price of $0.10 per share. The stock options expire three years from the date of grant. We issued the stock options to one (1) non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S of the Securities Act of 1933.

Also on May 17, 2011, we accepted the resignation of Shawn Kim as director of our company. Mr. Kim’s resignation was not the result of any disagreement with our company regarding its operations, policies, practices or otherwise.

Concurrently with Mr. Kim’s resignation, we accepted a consent to act from Elden Schorn as director of our company to fill the ensuing vacancy.

Elden Schorn – Director

Since 1995, Elden Schorn has been the president and founder of Windstone Financial Corp., where he provides financial and management advisory services and government relations assistance. In addition, he founded and operated Schorn Consulting Ltd., a consulting firm specializing in the financing of technology and resource based companies as well as providing management advisory services and government relations support.

Also during this period, Mr. Schorn held director positions in a number of public traded companies trading on the TSX and OTC Bulletin Board Exchanges. Presently, he is the chairman to the board of directors of Global Green Solutions Inc., a company that focuses on production of biofuels from algae and production of steam and energy from a clean, efficient biowaste burning technology.

We appointed Mr. Schorn as a member to our board of director due to his experience with developing companies.

Our board of directors now consists of Larry Kristof, Jonathan Michel Boughen and Elden Schorn. There have been no transactions between our company and Mr. Schorn since the company’s last fiscal year which would be required to be reported herein. There are no family relationships among our directors or executive officers.

Item 9.01      Financial Statements and Exhibits

10.1	Director Agreement between the Company and Elden Schorn dated May 17, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANTRA VENTURE GROUP LTD.

/s/ Larry Kristof
Larry Kristof
President and Director

Date: May 23, 2011